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                                                                   EXHIBIT 10.15

                                   AGREEMENT

     This Agreement is made and entered into as of the 15th day of April, 1997, by and among KNOLL, INC., a Delaware corporation (formerly known as T.K.G. Acquisition Corp.) (the "Company"), WARBURG, PINCUS VENTURES, L.P., a Delaware limited partnership ("Warburg"), NATIONSBANC INVESTMENT CORP., a Delaware corporation ("NationsBanc"), and certain other individuals (the "Management Investors," and, together with Warburg and NationsBanc, the "Investors").

                             W I T N E S S E T H :

     WHEREAS, the Investors hold shares of the Company's common stock ("Common Stock"), $.01 par value per share (including restricted shares of Common Stock issued under the Company's 1996 Stock Incentive Plan), and shares of the Company's Series A 12% Participating Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"); and

     WHEREAS, the Company and certain of the Investors have entered into that certain T.K.G. Acquisition Corp. Stockholders Agreement (Common Stock and Preferred Stock), dated as of February 29, 1996 (the "Purchase Stockholders Agreement"), among the Company, Warburg, NationsBanc and certain Management Investors (such Management Investors, together with Warburg and NationsBanc, being the "Purchase Stockholders"); and

     WHEREAS, the Company and certain of the Investors have entered into that certain T.K.G. Acquisition Corp. Stockholders Agreement (Common Stock under Stock Incentive Plan), dated as of February 29, 1996 (together with the Purchase Stockholders Agreement, the "Stockholders Agreements"), among the Company, Warburg and certain Management Investors; and

     WHEREAS, the Company is contemplating an initial public offering (the "Offering") of shares of its Common Stock pursuant to a Registration Statement on Form S-1 (Reg. No. 333-23399) (the "Registration Statement"), including (i) shares of Common Stock to be issued and sold by the Company and (ii) shares of Common Stock that may be sold by the Company and NationsBanc upon the exercise of the over-allotment options to be granted to the underwriters of the Offering (the "NB Option Shares"); and

     WHEREAS, in connection with the Offering and as more fully described on Exhibit A hereto, the Company and the Investors desire that, upon the closing of the Offering (the "Closing"), (i) a portion of the outstanding shares of Preferred Stock be repurchased and canceled by the Company (the "Repurchase") and (ii) the outstanding shares of Preferred Stock that are not repurchased and canceled be converted into shares of Common Stock
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(the "Conversion" and, together with the Offering and the Repurchase, the
"Transactions"); and

     WHEREAS, in connection with the Transactions, the Investors agree to waive certain rights that they may have under the Company's certificate of incorporation and the Stockholder Agreements;

     NOW, THEREFORE, in order to facilitate the Offering, which benefits the Company and each Investor, and in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto hereby agree as follows:

     Section 1.  The Repurchase and Conversion of the Preferred Stock.

     (a) The Company agrees to purchase, and Warburg and NationsBanc agree to sell, shares of Preferred Stock pursuant to the terms described on Exhibit A upon the Closing of the Offering.

     (b) The Company and the Investors agree to convert, upon the Closing of the Offering and pursuant to the terms described on Exhibit A, the shares of Preferred Stock remaining outstanding after the Repurchase into shares of Common Stock.

     (c) Each Investor agrees to deliver prior to the effectiveness of the Registration Statement the certificate(s) representing the shares of Preferred Stock held by him to the Company, together with a stock power duly endorsed in blank, for repurchase or conversion in accordance with the terms of this Agreement. Whether or not such certificates are delivered, the shares of Preferred Stock shall cease to be outstanding as of the Closing, and the holders thereof shall have thereafter only the right to receive cash and/or shares of Common Stock in respect thereof, as described on Exhibit A.
                                                 ----------

     Section 2.  Waiver of Certain Rights; Authorization of Actions.

     (a) Each Investor hereby waives any rights such holder may have pursuant to the Company's certificate of incorporation and Stockholders Agreements in connection with the Transactions (i) to notice, written or otherwise, thereof from the Company or any other Investor, including, in connection with the rights listed below, (ii) to the repurchase or conversion of its Preferred Stock on terms other than as described in this Agreement, (iii) to subscribe for equity securities being sold by the Company, (iv) of first refusal upon the transfer of Common Stock or Preferred Stock pursuant thereto, (v) to any right of co-sale in connection therewith and (vi) to include any Registrable Securities (as defined in each of the Stockholders Agreements, as applicable), other than the NB

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Option Shares, held by such holder in the proposed registration and underwriting relating to the Offering. Such waiver shall not constitute a waiver of any other rights of the Investors under the Stockholders Agreements.

     (b) Each Investor hereby authorizes the Company to execute and deliver all documents and take all other actions necessary or desirable in order to effect the Transactions, including, without limitation, an amendment of the Company's certificate of incorporation. Each Investor further agrees to vote in favor of any such amendment of the Company's certificate of incorporation and to execute such documents and other papers and take such further actions as may be reasonably requested by the Company to carry out the provisions hereof and the transactions contemplated hereby.

     (c) The Company hereby waives its rights of first refusal under the Purchase Stockholders Agreement with respect to the sale of the NB Option Shares in the Offering. Such waiver shall not constitute a waiver of any other rights of the Company under the Purchase Stockholders Agreement.

     Section 3. Representations and Acknowledgments.

     (a) Each Investor represents and warrants that it has, and will have at Closing, good and marketable title to its shares of Preferred Stock to be repurchased and/or converted pursuant to this Agreement, free and clear of any security interest, pledge, mortgage, lien, charge, claim or other encumbrance.

     (b)  Each Investor represents and warrants to the Company as follows:

      (i) The shares of Common Stock (other than the NB Option Shares) are being acquired for such person's own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing such securities. No other person has any right with respect to or interest in the Common Stock being acquired by such person, nor has such person agreed to give any person any such interest or right in the future (other than the NB Option Shares).

      (ii) Such person understands that the shares of Common Stock being acquired in connection herewith (other than the NB Option Shares, which will be registered as of the Closing) have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations contained herein.

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      (iii)    Such person has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment(s) contemplated by this Agreement and is able to bear the economic risk of investment in the Company (including a complete loss of investment).

      (iv) Such person understands that absent registration under the Securities Act and qualification under applicable state securities laws, the shares of Common Stock may not be transferred without an opinion of counsel reasonably satisfactory to the Company stating that an exemption from such registration and qualification is available, and such person must otherwise bear the economic risk of this investment indefinitely unless such person's securities are registered pursuant to the Securities Act and qualified under applicable state securities laws or an exemption from qualification is available.

      (v) The social security number or employer identification number set forth under such person's name on the signature pages hereto is true and correct.

     (c) Each Purchase Stockholder acknowledges that the shares of Common Stock it receives pursuant to this Agreement will be considered "Shares" under the Purchase Stockholders Agreement.

     Section 4.  Termination.

     This Agreement shall terminate at the close of business on May 31, 1997 if the Closing shall not have occurred on or before such date. If this Agreement is so terminated, all waivers, consents, rights, agreements and obligations under this Agreement shall be of no further force and effect.

     Section 5. Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law principles thereof.

     (b) The headings of the sections of this Agreement are for convenience only and shall not be deemed to constitute a part of this Agreement.

     (c) This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior agreements or understandings among the parties relating to the subject matter hereof. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company, Warburg, NationsBanc and the Management Investors holding a majority of the shares of Preferred Stock held by the Management Investors.

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     (d)  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

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        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.


                         KNOLL, INC.


                         By:
                             -------------------------------------
                              Name:
                              Title:
                              Address:


                         WARBURG, PINCUS VENTURES, L.P.

                         By:  Warburg, Pincus & Co.,
                              General Partner


                         By:
                             -------------------------------------
                              Name:
                              Title:
                              Address:



                         NATIONSBANC INVESTMENT CORP.



                         By:
                             -------------------------------------
                              Name:
                              Title:
                              Address:



                         MANAGEMENT INVESTOR:


                         __________________________________
                         Name:
                         Address:



                         SSN:

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                                   EXHIBIT A

                DESCRIPTION OF THE REPURCHASE AND THE CONVERSION


1. The Company and the Investors would achieve in the Repurchase and the Conversion a result economically equivalent to: (i) a pro rata redemption of up to 800,000 shares of Preferred Stock for an aggregate of up to $80 million, and (ii) the conversion of the remaining shares of Preferred Stock into Common Stock pursuant to the conversion formula set forth in the Company's certificate of incorporation.

2. In order to facilitate the Offering, the Company and the Investors would fix the conversion ratio for the above result determined by an equity value of the Company based on the midpoint of the range of the initial public offering price of the Common Stock that the underwriters of the Offering determine (the "Midpoint Price"), as shall be set forth in the first preliminary prospectus distributed to the public.

3. Warburg and NationsBanc would receive from the Company the cash described in paragraph 1 above, with the balance of the consideration to which they are entitled to receive pursuant to paragraph 1 being paid in shares of Common Stock. Management Investors would receive in exchange for their shares of Preferred Stock shares of Common Stock only. Any fractional shares of Common Stock that would be issued to an Investor shall be paid in cash based on the Midpoint Price.

4. In the Repurchase and the Conversion, Warburg and NationsBanc will receive the cash described in paragraph 1 above and shares of Common Stock as described above, pro rata, based on their relative holdings of shares of Preferred Stock.

5. The Repurchase and the Conversion shall be contingent upon the Closing of the Offering.